Exhibit 5.1

May 14, 2010

I have acted as counsel for AssuranceAmerica Corporation, a Nevada corporation (the “Company”), in connection with the filing of the Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 9,789,721 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), 2,000,000 of which may be issued by the Company pursuant to the grant or exercise of awards granted under the AssuranceAmerica Corporation 2010 Incentive Plan (the “2010 Plan”) and 7,789,721 of which may be issued pursuant to the exercise of stock options previously granted under the AssuranceAmerica 2000 Incentive Plan (the “2000 Plan”). I am furnishing this Opinion Letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

On the basis of such investigation as I deemed necessary, it is my opinion that the Shares are duly authorized for issuance, and, when issued by the Company in accordance with the terms of the 2010 Plan and the 2000 Plan, as applicable, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Nevada that, in my professional judgment, are normally applicable to transactions of the type contemplated by the 2010 Plan and the 2000 Plan, and I do not express any opinion as to the effect of the laws of any other jurisdiction. This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without my express written consent.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Mark H. Hain
Mark H. Hain